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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 17, 1996, except for Notes D and A as to which the dates are August 19, 1996 and April 22, 1997, respectively, incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-4 333-26669) of First USA, Inc. and First USA Capital Trust I for the exchange and registration of $200,000,000 of 9.33% Series B Capital Securities of First USA Capital Trust I.

                                          /s/ Ernst & Young LLP

Dallas, Texas

May 15, 1997